QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this 2001 Annual Report on Form 10-K of our report dated April 15, 2002 relating to the balance sheet of Two Way TV (US), Inc. (formerly known as TWIN Entertainment, Inc.), as of December 31, 2001 and 2000, and the statements of operations, shareholders' deficit and cash flows of Two Way TV (US), Inc. as of December 31, 2001 and 2000.

        MARC LUMER & COMPANY

San Francisco, California
April 16, 2002

QuickLinks

CONSENT OF INDEPENDENT AUDITORS